EXHIBIT 99.1

NetManage Reports First Quarter 2007 Financial Results

CUPERTINO, Calif., May 21, 2007 (PRIME NEWSWIRE) -- NetManage, Inc. (Nasdaq:NETM), a software company that provides the fastest way to transform legacy applications into new Web-based business solutions, today reported financial results for the first quarter ended March 31, 2007.

Net revenues for the first quarter of 2007 were $7.7 million, compared to net revenues of $8.5 million in the first quarter of 2006. Net loss for the first quarter was $3.6 million, or $0.37 per diluted share and includes restructuring costs of $2.2 million related to a company reorganization implemented in February 2007. This compares with a net loss of $754,000, or $0.08 per diluted share in the first quarter of 2006.

During the quarter, cash, cash equivalents, and investments increased from $28.6 at December 31, 2006 to $28.9 million at March 31, 2007.

Management Commentary

"The first quarter is always the most seasonally challenging, and while service revenues increased from the prior year period, we were disappointed in license revenues for the quarter," said Zvi Alon, chairman, president and CEO of NetManage. "During the quarter, we consolidated our research and development activities to Israel, which we believe will result in significant future cost savings. We added 21 new technology customers in the quarter and remain confident in our sales team and continue to expand our portfolio of industry leading products. As we look ahead into 2007, we remain focused on achieving revenue growth and improving operating performance."

Customer Wins

During the quarter, the Company received new and renewed business from such customers as Aviva Italia, Barclays Bank, CBS Corp, Dayton Parts, Fidelity, ING, Ingram Micro, Levi Strauss, Siemens Medical Systems, Viacom Intl, and WorldNet Services, among others.

Recent Operational Highlights:

 -- NetManage announced that it has signed a distribution agreement with Infinitous Global Services, Inc., a leader in storage, network, operations and risk consulting services, to resell the entire NetManage suite of software on a nationwide basis.
 -- During the quarter, the Company attained Gold Certified status in the Microsoft Partner Program with a competency in ISV/Software and Networking Infrastructure Solutions for the fifth consecutive year.
 -- NetManage announced a partnership with Denologix to standardize solutions for Customer SOA implementations.
 -- Most recently, the Company announced it has signed a agreement with Tier1 Innovation to resell and integrate NetManage Librados
    Adapters for SOA initiatives and integration projects.

Conference Call Information

The Company has scheduled a conference call to review the results at 1:30 p.m. PT (4:30 p.m. ET) on Tuesday, May 22, 2007. The conference will be broadcast live via the investor relations section of the NetManage Web site at www.netmanage.com or by dialing 866-463-5401 and entering pass code 578612#. A playback of the conference call will be available on the NetManage investor relations Web site or by dialing 866-439-4554 and entering the pass code 328631#, until May 28, 2007. NetManage will furnish this press release to the Securities and Exchange Commission on Form 8-K and will post this release in the Investors section of its Web site prior to its conference call. About NetManage

NetManage, Inc. (Nasdaq:NETM), is a software company that provides the fastest way to transform legacy applications into new Web-based business solutions. More than 10,000 customers worldwide, including the majority of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit www.netmanage.com.

NetManage, the NetManage logo, the lizard-in-the-box logo, Chameleon and Chameleon design, RUMBA, ONESTEP, ViewNow, SupportNow, Librados, and OnWeb are either trademarks or registered trademarks of NetManage, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.

The NetManage logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=2691

This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in its market, and the progress and benefits of the Company's execution on its business plan. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that competitive pressures continue to increase, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company's target markets. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.

                             NETMANAGE, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET DATA
                             (In thousands)
                               (Unaudited)

                                               March 31,  December 31,
                                                 2007        2006
                                               ---------   ---------
          Assets

 Cash, cash equivalents and short-term
  investments                                  $  28,910   $  28,046
 Accounts receivable, net                          5,408      10,186
 Prepaid expenses and other current assets         1,322       1,369
                                               ---------   ---------
   Total current assets                           35,640      39,601

 Property and equipment, net                       1,909       2,243
 Goodwill                                          3,648       3,648
 Other intangibles and purchased technology,
  net                                              1,002       1,099
 Long-term investments                                --         600
 Other long-term assets                              148         162
                                               ---------   ---------

   Total assets                                $  42,347   $  47,353
                                               =========   =========

      Liabilities and Stockholders' Equity
 Current liabilities                           $   6,083   $   6,287
 Current deferred revenue                         14,296      15,927
                                               ---------   ---------
   Total current liabilities                      20,379      22,214

 Long-term deferred revenue                        2,596       3,320
 Long-term income taxes payable                      190          --
 Other long-term liabilities                       1,324         642
                                               ---------   ---------
   Total long-term liabilities                     4,110       3,962
                                               ---------   ---------
     Total liabilities                            24,489      26,176

 Stockholders' equity                             17,858      21,177
                                               ---------   ---------
     Total liabilities and stockholders'
      equity                                   $  42,347   $  47,353
                                               =========   =========
                              NETMANAGE, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)
                                (Unaudited)

                                                  Three months ended
                                                       March 31,
                                                   2007       2006
                                                 --------   --------

 Net revenues:
   License fees                                  $  1,770   $  2,723
   Services                                         5,914      5,805
                                                 --------   --------

 Total net revenues                                 7,684      8,528
                                                 --------   --------

 Cost of revenues:

   License fees                                       270        200
   Services                                           760        728
   Amortization of intangible
   assets                                              81         70
                                                 --------   --------
 Total cost of revenues                             1,111        998
                                                 --------   --------

 Gross margin                                       6,573      7,530
                                                 --------   --------

 Operating expenses:

   Research and development                         1,738      1,853
   Sales and marketing                              5,042      4,971
   General and administrative                       1,466      1,689
   Restructuring charge (benefit)                   2,196        (36)
   Amortization of intangible assets                   15        105
                                                 --------   --------

 Total operating expenses                          10,457      8,582
                                                 --------   --------

 Loss from operations                              (3,884)    (1,052)

 Interest income and other, net                       302        308
 Foreign currency transaction gain (loss)              63         (3)
                                                 --------   --------

 Loss before provision for income taxes            (3,519)      (747)

 Provision for income taxes                            37          7
                                                 --------   --------

 Net loss                                        $ (3,556)  $   (754)
                                                 ========   ========

 Net loss per share:
      Basic                                      $  (0.37)  $  (0.08)
      Diluted                                    $  (0.37)  $  (0.08)

 Weighted average common shares and equivalent:
      Basic                                         9,540      9,393
      Diluted                                       9,540      9,393

CONTACT:  The Blueshirt Group
          Investors Contacts:
          Alex Wellins
            alex@blueshirtgroup.com
          Brinlea Johnson
            brinlea@blueshirtgroup.com
          415-217-7722